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                                                                    EXHIBIT 10.6

                                     LEASE



        This Lease, dated this 30th day of October 1996, made and entered into by and between:

          W & M Kentucky, Inc.
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        "Landlord"

           HEALTHCARE RECOVERIES, INC.
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        "Tenant"

LANDLORD AND TENANT, in consideration of the covenants herein contained hereby agree as follows:

ARTICLE 1.00 DEFINITIONS

1.01    Definitions in this Lease:                          *See Section 28.01

        (a)     "Premises" means 66,345 square feet, more or less, on the   *
                floor of the Building as generally indicated as Exhibit "A", Suite * .

        (b) "Land" means that tract located in Louisville, Jefferson County, Kentucky, and legally described in Exhibit "B" attached hereto and made a part hereof.

        (c) "Building" means that multi-story structure containing 274,488 square feet which is zones for use as office and certain limited limited commercial (retail) sales space, and in which the Premises are located.

        (d) "Common Areas" means those portions of the Building and Land which are provided to be used in common by (or by the sublessees, agents, employees, customers or licensees of) Landlord, Tenant, and other tenants and shall include any sidewalks, parking lots or landscaping contained therein or maintained or used in connection therewith.

        (e) "Lease" means this Lease, Exhibits A,B,C,D.E, to this Lease, and every properly executed instrument which by its terms amends, modifies or supplements this lease.

        (f) "Fiscal Year" means a twelve month period (all or part of which falls within the Term) from time to time determined by Landlord with concurrence of the appropriate taxation authorities, at the end of which Landlord's books are balanced for auditing and/or taxation purposes.

        (g) "Lease Year" means a period of twelve consecutive calendar months beginning on the Commencement Date or any anniversary thereof.

        (h) "Property" means the Building and such other improvements from time to time constructed on the Land.

        (i) "Project" means the office complex sometimes referred to and known as the Watterson Tower either for its own interest or for the interest of others.

                * which property is owned by W & M of Kentucky, Inc.

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        (j)    "Operating Cost" means all such costs, charges and expenses which are attributable to the management, operation, repair and maintenance of the Property plus a charge for office management overhead equal to fifteen percent thereof, including but not in any manner limiting the generality of the foregoing shall be (1) the cost relating to the heating, ventilating, and air conditioning of the Building; (2) the aggregate of all taxes and assessments payable by Landlord and imposed by any authority upon or in respect of the Property, including any tax imposed on the capital invested therein and excluding any corporate income, profits, excess profits and business tax imposed upon the income of Landlord excepting to the extent that such is levied in lieu of taxes or assessments in respect to the Property; (3) all expenses for any capital improvements or structural repair to the Building incurred after the date of this Lease required by any change in the laws, rules, regulations or orders of any governmental unit or instrumentality thereof having jurisdiction, which expenses shall be amortized over the useful life of the capital improvement or structural repair but excluding extraordinary capital expenditures; (4) all salaries, wages, benefits and payroll taxes for employees of Landlord or any contractor or agent of Landlord relating to the Property as well as all cost of energy and other utilities consumed in the operation of the Property; waste removal; security service; premiums for all insurance coverage carried by Landlord relating to the Property; cleaning, repairs maintenance and replacement to the Property; building supplies and equipment; landscaping and all other costs and expenses incurred in connection with the Property, provided, further, certain of the aforementioned items may be rendered to the Property as it consists of part of the Project, and in such event where the Landlord shall not receive a separate statement for such cost directly attributable to the Property the Landlord shall charge to the Operating Cost the proportionate portion of all such cost rendered in common to and for the Property in conjunction with the other properties comprising the Project, determined by a fraction, the numerator of which is the number of square feet in the Building and the denominator of which is the total number of square feet in all three buildings situated within the Project. The Base Year will be 1997.


        (k)

        (l) "Adjusted Rental Period" means the Lease year(s) period beginning January 1, 1997.

        (m) "Landlord's Statement" means a written instrument containing the computation of Operating Costs together with a "Comparative Statement" prepared by a firm of independent certified public accountants setting forth in reasonable detail the Operating Cost in the base year and those respective items in the rental period for which additional rental is due.


ARTICLE 2.00  PREMISES

2.01 Subject to all of the terms and conditions of this Lease, Tenant leases from Landlord and Landlord leases to Tenant the following described premises (hereinafter called "the Premises"):

                        *See Article 28.01

                A portion of the * floor (as designated on the standard floor plan attached hereto as Exhibit A and made a part hereof) in that certain building (hereinafter called "the Building") located at 1930 Bishop Lane, Louisville, Jefferson County, Kentucky.

2.02 The Premises shall be provided in "as is" condition. Tenant acknowledges it has examined the Premises, knows the condition of the Premises, and accepts the Premises in the condition as currently existing. Any remodeling construction and/or redecorating within the Premises shall be performed at the expense of the Tenant.


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2.03    This Lease confers no rights with respect to the Building or that Land upon which it is situated other than tenancy of the Premises and the non-exclusive license to use, during such tenancy the "Common Areas".


ARTICLE 3.00  TERM AND POSSESSION

                               *See Article 28.02

3.01 The term of this Lease shall be * years, beginning on the first day of the month of * , 19__ and ending on the last day of the month of * , 19__, unless terminated earlier as provided in this Lease.
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4.01      During the term hereof, Tenant shall pay to the landlord without demand and without deduction or set-off of any amount for any reason whatsoever, at the times and in the manner hereinafter provided, rent for the Premises as follows:

               Tenant shall pay to Landlord, at Landlord's office in the Building or at such place as Landlord may from time to time designate, as rental for the Premises, the sum of *See Article
               28.03 per month (the "Base Rent"), payable in advance on the first day of each calendar month during the term hereof or any period prior or subsequent thereto while (with Landlord's consent) tenant is in possession of the Premises. Rent for a partial month shall be prorated.

4.02 Tenant shall during the term hereof, or any extension thereof, also pay to Landlord its proportionate part of the Operating Cost over and above those incurred in the Base Year during the Adjusted Rental Period(s). Tenant's proportionate part shall be a fraction, the numerator of which is the number of square feet of floor area in the Premises and the denominator of which is the total number of net rentable square feet in the Building of which the Premises are a part. Should this Lease terminate prior to the end of a calendar year, the additional rental, if any, due hereunder shall be prorated to the date of termination of this Lease. Tenant shall pay its portion of the Operating Costs to wit:

          (a) Upon commencement of this Lease, Tenant shall pay to Landlord simultaneously with each rent payment a sum equal to one-twelfth of the estimate of the total annual Operating Cost allocable to Tenant as herein provided. That estimate of the monthly payments for the first lease year, or portion thereof, shall be $ *.
               Said sum shall continue to be paid each month thereafter until the termination of the Lease or upon written notice form
               Landlord prior to the end of any lease year notifying Tenant of any increase or decrease for the succeedin year. Upon receipt of such notification, Tenant shall thereafter, commencing with the first month of the succeeding lease year, pay to Landlord a monthly installment as based on any revisions as landlord may direct. Provided, however, upon the conclusion of each lease year, Landlord shall, where applicable, make an adjustment for Tenant's portion of its obligation to the Operating Cost of the preceeding lease year by either sending a written statement to Tenant for an amount of any balance then due and owing, which amount shall be paid within ten days from receipt of the aforesaid written statement; or, should there be determined an overage had been paid by Tenant for the preceding year, then such overage shall be credited to the monthly payment of Operating Cost then to be paid by Tenant. * to be determined

          (b) Within 120 days after the end of each Fiscal Year, Landlord shall furnish Tenant with a comparative statement prepared by a firm of independent certified public accountants setting forth in reasonable detail the Operating Cost in the Base year and those respective items in each of the Adjusted Rental Periods(s) for which additional rental is due.

          (c) Tenant shall have the right to inspect and examine at reasonable time the Landlord's records pertaining to the Operating Cost for the Base Year and for the Adjusted Rental Period(s)

4.03 All amounts payable by Tenant to Landlord under this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided, and Landlord shall have all rights against Tenant for default in any such payment as in the case of arrears of rent. Tenant's obligation to pay Rent shall survive the expiration or earlier termination of this Lease.

4.04 In the event that the Base rent, or any other sum payable by Tenant to Landlord under this Lease, shall not be received with in 5 days of the due date thereof, Landlord may, at its options, add a monthly service charge, at a rate which shall be 1 1/2% for each month or fraction thereof from such rent due date during which such Base Rent or other sum remains unpaid. Further, in event that any check which has been remitted to Landlord by Tenant for payment of the Base Rent, or any other sum payable under this Lease, shall not be honored upon its presentation for payment, then the monthly service charge shall be similarly imposed on said amount from the due date until paid. Acceptance by the Landlord of such service charge shall not be deemed to be waiver by Landlord of any default nor shall it restrict the remedies otherwise available to Landlord hereunder.

ARTICLE 5.00 SECURITY DEPOSIT

5.01 Tenant has paid to Landlord the sum of Five thousand, five hundred fifty and no/100 dollars ($5,500.00) As security for the performance of Tenant's obligations hereunder. In the event of a default by Tenant, Landlord at its option may apply such part of the deposit as may be necessary to cure the default, and if Landlord does so, Tenant shall upon demand redeposit with Landlord an amount equal to that so applied so that Landlord will have the full security deposit on hand at all times during the term of this Lease. Upon the termination of this Lease, (provided Tenant is not in default hereunder) Landlord shall refund to Tenant any then remaining balance of the deposit without interest. In the event of a sale of the Land and Building or leasing of the


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        Building, of which the demised Premises is a part, Landlord shall have the right to transfer the security of the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look only to the new Landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant shall not be entitled to and waives any claim for payment or credit for interest which may be earned so long as said Security Deposit is held by the Landlord, or its successor.

ARTICLE 6.00 USE

6.01    The Premises are to be used only for the purpose of conducting therein

                              General Office Use
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        and for no other business or purpose without the prior written consent of Landlord.

6.02 Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which is of a hazardous or dangerous nature; or which will increase the rate(s) of insurance upon the Building.

6.03 Tenant shall (and shall cause its employees to) observe the Rules and Regulations set forth in Exhibit "C" attached hereto and made a part hereof, as the same may be amended by Landlord from time to time. Tenant shall receive written notice of amendments to Rules and Regulations.

6.04 Tenant shall comply with all governmental laws and ordinances and all regulations applicable to the use and occupancy of the Building.

ARTICLE 7.00  POSSESSION

7.01 If Landlord permits Tenant to enter into possession of the Premises prior to the Lease Commencement Date, all of the terms and conditions of this Lease shall apply during such prior period. Tenant's taking of possession of the Premises shall be deemed a conclusive acknowledgement by Tenant that the Premises are in good and tenantable condition and acceptable for Tenant's use thereof as provided in this Lease.


ARTICLE 8.00  SERVICES TO BE PROVIDED

8.01 Landlord shall furnish reasonable amounts of heat, air conditioning, water, electricity, elevator service and janitor service (collectively "services") to the Premises during the times and in the manner that Landlord determines appropriate for the furnishing of such services in the Building, all such services being subject to energy availability or Energy Consumption Regulations which may be hereafter promulgated. It is expressly agreed that should any local, state or federal governmental body, agency or public utility restrict or reduce the amount of fuel or energy which may be utilized to provide the utilities and services as specified above, then such restriction or reduction, and the reduction in utilities and services which may result therefrom, shall in no way create or constitute a default on the part of the Landlord, and there shall be no reduction or abatement in the Base Rent or any other sum payable by Tenant hereunder. Further, Landlord shall not be liable for any injury, damage, inconvenience or otherwise which may arise or result should the furnishing of any such services be interrupted or prevented by fire, accident, strike, riot, act of God, the making of necessary repairs or improvements, or any other cause beyond the reasonable control or prevention of Landlord, nor, subject only to the provisions of Article 9.00 of this Lease, shall the Base Rent payable by Tenant hereunder abate.

8.02    Landlord may from time to time

        (a) Make repairs, replacements, changes or additions to the structure, systems, roof, facilities and equipment in the Premises where necessary to serve the Premises or other parts of the Building or which Landlord may deem necessary for the preservation, safety and improvement thereof.

        (b) Make changes in or additions to any part of the Building not in or forming part of the Premises, and

        (c)     Change or alter the location of Common Areas of the Building,

        provided that in doing so Landlord shall not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and shall repair any damage of the Premises caused thereby.

8.03 Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business, to examine, inspect, to provide services or make repairs, replacements, changes or alterations as set out in this Lease, and to take such steps as Landlord may deem necessary for the safety, improvement or preservation of the Premises or the Building Landlord shall whenever possible, except in an emergency, consult with or give reasonable notice to Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent.

ARTICLE 9.00  MAINTENANCE AND REPAIR: ALTERATIONS

9.01 Tenant shall, at its expense, keep in good order, condition and state of repair all portions of the Premises, with the exception of the structure portions thereof which shall be the responsibility of the Landlord. Tenant shall reimburse Landlord on demand for the cost of repairing any damage to the Premises or the Building caused by Tenant or its employees, agents or invitees. In the event Tenant fails to comply with the requirements of this Section, Landlord may effect such maintenance and repair and the cost thereof, with interest at the rate of 18% per annum, shall be payable immediately to Landlord as additional rent.



9.02 Tenant shall not make any alterations, additions or improvements to the Premises without first obtaining Landlord's prior written consent which shall not be unreasonably withheld. Provided, however, all such improvements shall (a) be made at Tenant's expense, and (2) comply with all governmental laws, regulations and orders, as well as with Landlord's insurer. All alterations, additions and improvements made by Tenant shall become the property of Landlord upon the making thereof and shall be surrendered to Landlord upon the expiration of this Lease.

ARTICLE 10.00  ACCESS

10.01 Landlord and its agents shall have the right to enter into and upon the Premises at all reasonable times for the purposes of inspecting, cleaning, repairing, altering or improving the Premises or the Building. Landlord shall have the right to show the Premises to prospective tenants during the 180 day period prior to the expiration of the term of this lease and shall have the right at all reasonable times to show the Premises to prospective purchasers of and lenders upon the Building.

ARTICLE 11.00  DAMAGE OR DESTRUCTION

11.01 In the event the Premises are damaged or destroyed by fire, earthquake or any other casualty to such an extent as to render the same untenantable in whole or in substantial part, Tenant shall give Landlord immediate notice of the occurrence of any such casualty. Unless Landlord, within 90 days after receipt of such notice, notifies Tenant of its election to repair or restore affected structural portions of the Building, and the demising partitions of the Premises, this Lease shall terminate at the end of such 90 day period. If Landlord elects to so repair or restore the affected structural portions of the Building and the demising partitions of the Tenant's Premises, Landlord shall restore the premises to its condition prior to the casualty, Tenant shall, at Tenant's own expense, repair or restore all improvements, additions, fixtures, alterations, decorations, installations, furniture, furnishings, equipment or machinery in and upon the Premises to as good conditions as they were prior to such damage or destruction. From the date of the casualty and during such period of repair or restoration the rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the former rentable area thereof.

11.02 In the event the Building shall be damaged or destroyed by fire, earthquake or any other casualty (whether or not the Premises shall also be damaged or destroyed thereby), and Landlord shall decide not to restore or not to rebuild the same, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, or in any of such events, Landlord may, within 90 days after such fire or other cause, give Tenant a notice in writing of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the 15th day after such notice is given, and Tenant shall vacate the demised Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then, upon the termination of this Lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. If Landlord, in its sole and absolute judgement, elects to so repair or restore the affected structural portions of the Building, and the demising partitions of the Premises if same have been damaged, Tenant shall, at Tenant's own expense, repair or restore all Tenant's improvements, additions, fixtures, alterations, decorations, installation, furniture, furnishings, equipment or machinery in and upon the Premises to as good condition as they were prior to such damage or destruction. If the Premises have been damaged, the rent shall be abated from the date of the casualty and during the period of repair or restoration in the same proportion as the untenantable portion of the Premises bears to the aforesaid rentable area thereof; if the Premises have not been damaged, there shall be no rent abatement. Tenant and Landlord shall mutually agree on the untenantable portion of the Premises.

11.03 If the damage to the Premises or the Building is due, directly or indirectly, to the negligence of intentional acts of Tenant, or its officers, contractors, licensees, agents, servants, employees, guests, invitees or visitors, there shall be no abatement of rent.

11.04 Notwithstanding anything contained in this Article to the contrary, Landlord shall not be required to repair, replace, restore or rebuild any property which Tenant shall be entitled to remove from the Premises under the provisions of this Lease; it being agreed that Tenant shall bear the entire risk of loss, damage or destruction of such property while it is in the Building.


11.05   In the event of a termination of this Lease pursuant to this Article
        11.00 any rent paid in advance and not yet earned as of the date of termination shall be refunded to Tenant.



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ARTICLE 12.00  INDEMNITY

12.01 Each party herein shall indemnify and hold the other one party from all loss, damage, liability or expense resulting from any injury to or death of any person or either party any loss of or damage to any property caused by or resulting from any act or omission of either party or any officer, agent, employee, guest, invitee or visitor of either party in or about the Premises or the Building. Landlord shall not be liable for any injury to or the death of any person or any loss of or damage to property sustained by Tenant, or by any other person(s) whatsoever, which may be caused by the Building or the Premises or any equipment or appurtenances thereto or thereof being or becoming defective or out of repair, or by any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or equipment and insulation thereof, or by the bursting or leakage of any water, gas, sewer or steam pipes, or by theft or by any act or neglect of any tenant or occupant of the Building, or of any other person, or by any other cause of whatsoever nature, unless caused by the negligence of Landlord or its officers, agents or employees.

ARTICLE 13.00  INSOLVENCY

13.01 If leasehold interest of Tenant be levied upon under execution or be attached, or if any voluntary or involuntary petition or similar pleading under any Act of Congress relating to bankruptcy shall be filed by or against Tenant, or if any voluntary proceedings in any court or tribunal shall be instituted by or against Tenant or any guarantor of this Lease to declare Tenant or any guarantor of this Lease insolvent or unable to pay the debts of Tenant or any guarantor or this Lease, or if Tenant or any guarantor of this Lease makes an assignment for the benefit of creditors, or if a receiver be appointed for any property of Tenant, or if Tenant shall default in payment of any other debt or obligation to Landlord, then in such event Landlord may, if Landlord so elects and with written notice of such election and after allowing Tenant ten (10) days to cure default, and with or without any demand whatsoever, forthwith terminate this Lease upon notice to Tenant, and upon such termination all rights of Tenant hereunder shall thereupon cease and Tenant shall surrender possession and vacate the Premises immediately.

ARTICLE 14.00  REMEDIES

14.01 If at any time Tenant shall (a) fail to remedy any default in the payment of any sum due under this Lease for 5 days after notice; (b) fail to remedy any default with respect to any of the other provisions, covenants or conditions of this Lease to be kept or performed by Tenant, within 30 days after notice (or, in the event the default is of such a nature that it cannot be remedied within said 30 day period, then such additional time as may be necessary for Tenant to cure such default, provided that Tenant commences to cure the default within the 30 day period and thereafter diligently prosecutes the same to completion) or (c) vacate or abandon the Premises unless tenant continue to pay rent, or fail to conduct its business therein, for a period of 5 consecutive business days, and then fail to reoccupy and reestablish the conduct of business, in the Premises within 10 days following the date of written notice from Landlord of such failure; then Landlord shall have all such rights and remedies as are provided by law in respect of such default, including, at Landlord's election, the right to terminate this Lease, and all Tenant's rights hereunder shall be terminated.

         Further, Landlord may reenter the Premises using such force as may be necessary, and repossess itself thereof, as of its former estate, and remove all persons and property from the Premises. Notwithstanding any such reentry, the liability of Tenant for the Base Rent, and other payments provided for herein shall not be extinguished for the balance of this Lease, and Tenant shall make good to Landlord any deficiency arising from such reletting of the Premises, plus the costs and expenses of renovating, altering and reletting the Premises, and including attorneys' fees or brokers' fees incident to Landlord's reentry or reletting. Tenant shall pay any such deficiency each month, as the amount thereof is ascertained by Landlord, or, at Landlord's option, Landlord may recover, in addition to any other sums, the amount at the time of judgement by which the unpaid Base Rent, and other payments for the balance of the term, after judgement, exceeds the amount thereof which Tenant proves could be reasonably avoided, discounted at the rate of 7%. In reletting the Premises Landlord may grant rent concessions and Tenant shall not be credited therefor. Nothing herein shall be deemed to affect the right of Landlord to recover for indemnification under Article 12.00 herein arising prior to the termination of this Lease.

14.02 Landlord shall in no event be in default in the performance of any of its obligations in this Lease contained unless and until Landlord shall have failed to perform such obligation within 15 days, or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE 15.00  INSURANCE

15.01 Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant and at all times during possession thereof, Tenant will procure and maintain in full force and effect, at its sole cost and expense, the following types of insurance, (All policies shall be with an insurance company licensed to do business within Kentucky) in the minimum amounts specified below:

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        (a)   PUBLIC LIABILITY AND PROPERTY DAMAGE.  Personal injury liability, bodily injury liability and property damage insurance in a single limit of not less than $1,000,000.00 which insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property as provided in Article 12.00 hereof. All of such insurance which may be carried by Landlord. The adequacy of the coverage afforded by said liability and property damage insurance shall be subject to review by Landlord from time to time, and Landlord retains the right to reasonably increase or decrease said limits at such times.

        (b) TENANT IMPROVEMENTS. Insurance covering all of the leasehold improvements, (excepting only the structural components of the Building and demising partitions), and Tenant's trade fixtures, and personal property from time to time in and/or upon the Premises, in an amount not less than the full replacement cost thereof without deduction for depreciation, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this lease shall cease and terminate under the applicable provisions herein. If the Premises shall not be repaired or restored following damage or destruction in accordance with other provision herein, Landlord shall receive from such insurance proceeds an amount equal to the replacement cost of Tenant's leasehold improvements.

        (c) BUSINESS INTERRUPTION. Business interruption insurance with sufficient coverage to provide for payment of rent and other fixed costs during any interruption of Tenant's business by reason of fire or other similar cause.

15.02 All policies shall be for the mutual and joint benefit and protection of Landlord and Tenant, with Landlord being named as an additional insured. Certificates of such policies shall be delivered to Landlord upon delivery of possession of the Premises to Tenant and thereafter within 30 days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under paid policies for any loss occasioned to it, its servants, agents and employees by reason of the acts, omissions and/or negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All policies of insurance must contain a provision that the company writing said policy will give to Landlord 30 days notice, in writing, in advance of any cancellation or lapse, or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry, Landlord may, from time to time, request Tenant to provide Landlord with a certified copy of all insurance coverages carried by Tenant.

15.03 Tenant agrees to pay to Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the term of this Lease on the amount of insurance maintained in forced by Landlord on the Building, of which the Premises are a part, resulting from Tenant doing any act in or about said Premises which does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload on the electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.

ARTICLE 16.00 LIENS

16.01 Tenant shall keep the Premises free and clear of, and shall indemnify Landlord against, all mechanics' liens and other liens on account of work done for or materials, supplies or equipment furnished to Tenant or persons claiming under it for maintenance, repairs and alterations. Tenant shall reimburse Landlord for all costs and attorneys' fees incurred by Landlord in investigating, defending or clearing such lien to be cleared within 30 days of filing of same unless Tenant shall have provided security acceptable to Landlord against any loss to landlord on account thereof. As a condition to Landlord's consent pursuant to Article 9.00, Landlord may require Tenant to provide Landlord with reasonable payment and performance bonds in order to protect the Premises, the Landlord, and any mortgagee from and against liens of mechanics and materialmen performing work in or providing services and equipment to the Premises.

ARTICLE 17.00 ASSIGNMENT: SUBLETTING: MORTGAGING

17.01 Tenant shall not voluntarily, involuntarily or by operating of law assign, transfer, mortgage or other wise encumber all or any part of Tenant's interest in this Lease, or sublet the Premises or any part thereof, without first obtaining in each and every instance Landlord's prior written consent. Which shall not be unreasonably withheld. Subject to the foregoing, Tenant shall not assign, transfer or sublet the Premises, or any part thereof, at a rent to Assignee Transferee or Sublessee greater than the Base Rent being paid by Tenant pursuant to Article 4.00 Rent, as adjusted. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, resulting in a change of aggregate voting control of more than 50% of all shares of stock and other securities entitled to vote shall constitute an assignment for the purposes of this paragraph. If consent is once given by Landlord to any such assignment or subletting, such consent shall not operate a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment or subletting. Any legal costs incurred by Landlord related to such assignment or subletting shall be paid by Tenant to Landlord upon demand. Tenant shall provide Landlord with executed copies of any Assignment, Transfer or Sublease Agreement entered into as provided herein.

17.02 Any Assignment, Transfer or Subletting by Tenant of all or any portion of the Premises shall, regardless of the consent by Landlord pursuant to Section 1 of this article, automatically operate to terminate any and every right, option or election belonging to Tenant, under the provisions of this Lease, to expand the Premises or to extend or renew the term of this Lease.

ARTICLE 18.00  ESTOPPEL CERTIFICATE

18.01 Tenant shall at any time and from time to time execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there has been any modification hereof that the same is in full force and effect as modified and stating the nature of the modification or modifications); (b) that to the best of its knowledge Landlord is not in default under this Lease (or if any such default exists the specific nature and extent thereof); and (c) the date to which rent and other charges have been paid in advance, if any.

ARTICLE 19.00  PRIORITY OF LEASE

19.01 This Lease shall, unless Landlord otherwise elects, be subordinate to any and all mortgages and other security instruments now existing, or which may hereafter be made covering the Building and/or the real property underlying the same or any portion or portions thereof, and for the full amount of all advances made or to be made thereunder (without regard to the time or character of such advances), together with interest thereon, and subject to all the terms and provisions thereof and to any renewals, extensions, modifications and consolidations thereof; and Tenant covenants within 10 days of demand to make, execute, acknowledge and deliver upon request any and all documents or instruments demanded by Landlord which are or may be necessary or proper for more fully and certainly assuring the subordination of this Lease to any such mortgages or other security instruments, provided, however, than any person or persons purchasing or otherwise acquiring any interest at any sale and/or other proceeding under such mortgages or other security instruments may elect to continue this Lease in full force and effect in the same manner, and with like effect, as if such person or persons had been named as Landlord herein, and in the event of such election, this Lease shall continue in full force and effect as aforesaid, and Tenant hereby attorns and agrees to attorn to such person or persons. Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant, to execute and deliver any document provided for herein, for and in the name of Tenant, said power is hereby coupled with an interest.

ARTICLE 20.00  FIXTURES AND PERSONAL PROPERTY

20.01 Upon the termination of this Lease, Tenant shall surrender to Landlord the Premises (including, without limitation, all improvements, apparatus and fixtures, except trade fixtures and furniture installed by Tenant, then upon the Premises) in good condition and repair, reasonable wear, tear and damage by casualty not caused by Tenant or its agents or employees excepted, and all alterations, improvements, additions, machinery and equipment which may be made or installed from time to time by either party hereto, in, upon or about the Premises (except trade fixtures and furniture installed by Tenant) shall be the property of Landlord, and upon any such termination, shall be surrendered to Landlord by Tenant without any injury, damage or disturbance thereto or payment therefor. Landlord's said property shall include but not be limited to all lighting fixtures and fluorescent tubes and bulbs and all permanent partitions installed.

22.02 Trade fixtures, furniture and other personal property installed or placed in the Premises at the cost of Tenant shall be the property of Tenant unless otherwise specified in this Lease and Tenant shall remove the same prior to the termination of this Lease. Tenant shall at its own cost and expense completely repair any and all damage to the Premises resulting from or caused by such removal. If Tenant fails to remove any of such property, Landlord may at Landlord's option retain all or any of such property and title thereto shall thereupon vest in Landlord, or Landlord may remove from the Premises and dispose of in any manner all or any of such property, in which latter event Tenant shall, upon demand, pay to Landlord the actual expense of such removal and disposition, and the cost of repair of any and all damage to the Premises resulting from or caused by such removal.

ARTICLE 21.00  HOLD OVER TENANCY

21.01 If Tenant shall, without execution of a new Lease or written extension, and with consent of Landlord, hold over after the expiration of the terms of this Lease, such tenancy shall be a month-to-month tenancy, which may be terminated as provided by law. During such tenancy Tenant shall pay to Landlord the greater of (a) the rental rate than being quoted by Landlord for comparable space in the Building; or (b) the Base Rent pursuant to Article 4.00, as adjusted. Landlord shall notify Tenant of the rental rate for such tenancy within 30 days prior to the commencement of the month-to-month tenancy. During such tenancy, Tenant shall be bound by all of the terms, covenants and conditions as herein specified, as far as applicable; provided, however, that if Tenant fails to surrender the Premises upon the termination of this Lease, in addition to any other liabilities to Landlord arising therefrom Tenant shall indemnify and hold Landlord harmless from loss or liability resulting from such failure, including any claims made by any succeeding Tenant founded on such failure.

ARTICLE 22.00  WAIVER OF SUBROGATION

22.01 Landlord and Tenant each releases and relieves the other and on behalf of its insurer(s) waives its entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or any other perils generally described in "extended coverage" insurance endorsements used in Louisville which occur in, on or about the Building and/or the Premises whether due to the negligence of such other party, its agents or employees, or otherwise.

ARTICLE 23.00  NOTICES

23.01 Wherever in this Lease it shall be required or permitted that notice, approval, advice, consent or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by certified or registered mail, addressed as follows:

                 To Landlord:     W & M of Kentucky, Inc
                                  1930 Bishop Lane, Suite 407
                                  Louisville, KY 40218

                 To Tenant:       Medaphis Corporation
                                  Real Estate Department
                                  2700 Cumberland Parkway, Suite 300
                                  Atlanta, GA 30339

         Either party may change such address by written notice by certified or registered mail to the other.

ARTICLE 24.00  RIGHTS RESERVED BY LANDLORD

24.01 Landlord shall have the sole and exclusive right to designate (and from time to time, in its discretion, re-designate) the name, address, number and/or designation of the Building.

24.02 Tenant shall not use the name, picture or representation of the Building, or words to that effect, in connection with any business carried on in the Premises (except as Tenant's address).

ARTICLE 25.00  CONDEMNATION

25.01 If the whole or any part of the demised Premises shall be acquired or condemned by the Eminent Domain for any public or quasi-public use or purpose, the term of this Lease shall, at the option of Landlord, cease and terminate from the date of title vesting in such proceeding. In no event shall Tenant have any claim or interest in or to any award of damages for such taking whether or not this Lease be terminated as herein provided.

ARTICLE 26.00  RELOCATION OF PREMISES

26.01 Landlord shall have the right, at any time during the term of this Lease, to relocate Tenant to other Premises within Watterson Towers at 1930 Bishop Lane, with such substitute Premises to contain approximately the same leasable area as the original Premises, upon the terms and conditions as follows:

         (a) Landlord shall provide Tenant with at least 30 days written notice of its intent to relocate the Premises.

         (b) Landlord shall reimburse Tenant for all reasonable expenses incurred by Tenant in making such relocation, including reasonable moving expense and the net cost of remodeling and/or redecorating the substitute Premises so that it is in approximately the same condition as the original Premises.

         (c) The Base Rent for the substitute Premises shall be based on the per square foot rental rate being paid by Tenant for the original Premises. However, Tenant shall have the right to disapprove such relocation to a substitute Premises which is reasonable for Tenant's needs or which is more than ten percent larger than the original Premises, by notifying Landlord, in writing, of such disapproval within 10 days after the date of Landlord's written notice of its intent to relocate the Premises. The Tenant's annual escalation for operating cost provided by Section 4.02 hereof shall be computed upon the square footage of the substitute Premises and the expenses allocated to that Building in which the substitute Premises are located.

         (d) Upon the Landlord's exercise of this right, Tenant agrees to execute an Addendum to this Lease which sets forth the description of the substituted Premises, the square footage of the substituted Premises, the new monthly rental amount, and a covenant reaffirming the terms and conditions of this Lease except as modified in the Addendum thereto.

ARTICLE 27.00 MISCELLANEOUS PROVISIONS

27.01 The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the Premises, and in the event of any transfers of the title to the Premises, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically released, discharged, freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

27.02 The captions of the Articles of this Lease are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

27.03 The terms "Landlord" and "Tenant" wherever used herein shall be applicable to one or more persons, as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine, and If there be more than one, the obligations hereof shall be joint and several.

27.04 The word "person" and the word "persons" wherever used in this Lease shall both include individuals, partnerships, firms, associations and corporations or any other form of business entity.

27.05 The various rights, options, elections, powers and remedies contained in this Lease shall be construed as cumulative and no one of them shall be exclusive of any of the others, or of any other legal or equitable remedy which either party might otherwise have in the event of breach or default in the terms hereof, and the exercise of one right or remedy by such party shall not impair its right to any other right or remedy until all obligations upon the other party have been fully performed.

27.06 Time is of the essence with respect to the performance of each of the covenants and agreements under this Lease.

27.07 Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and, except as set forth in
         Section 1 of this Article and as otherwise specifically provided elsewhere in this Lease, their respective heirs, executors, administrators, successors and assigns, subject at all times, nevertheless, to all agreements and restrictions contained elsewhere in this Lease with respect to the assignment, transfer, encumbering or subletting of all or any part of Tenant's interest in this Lease.

27.08 This Lease shall be interpreted in accordance with the law of the Commonwealth of Kentucky.

27.09 No waiver of any default by Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and that only for the time and to the extent therein stated. The acceptance by Landlord of rent with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be deemed a wavier of any such breach. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenants, term or condition. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

27.10 If Tenant shall default in the performance of any covenant on its part to be performed by virtue of any provisions of this Lease, Landlord may, after any notice and the expiration of any period with respect thereto as required pursuant to the applicable provisions of this Lease, perform the same for the account of Tenant. If Landlord, at any time, is compelled to pay or elects to pay any sum of money or do any acts which would require the payment of any sum of money by reason of the failure of Tenant, after any notice and the expiration of any period with respect thereto, as required pursuant to the applicable provisions of the Lease, to comply with any provisions of this Lease, the sum or sums so paid by Landlord with all interest, costs and damages, shall be deemed to be additional rental hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, except as otherwise herein specifically provided.

27.11 If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent, additional rent or other payments hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorney's fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

27.12 This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Premises and Tenant's licensed use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever made, stated or represented on Landlord's behalf, either orally or in writing (except this Lease), has induced Tenant to enter into this Lease.

27.13 Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

27.14 Except with respect to those conditions, covenants and agreements of this Lease which by their nature could only be applicable after the commencement of, during, or throughout the term of this Lease, all of the other conditions, covenants and agreements of this Lease shall be deemed to be effective as of the date of execution of this Lease.

27.15 Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fee in respect of the negotiation, execution or delivery of this Lease, and shall indemnify Landlord against loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

28.00    See Addendum attached.


         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the day and year first above written.


ATTEST:

/s/ Robert C. Lanu, II                   By /s/ Ia & Mury
---------------------------                 ---------------------------


ATTEST:
                                         By /s/ Randolph G. Brown
---------------------------                 ---------------------------
                                            "Tenant"
                                            Randolph G. Brown
                                            Co-Chairman

                                  ARTICLE 28.00



28.01    TENANT'S EXISTING PREMISES

         Subject to all the terms of the Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, approximately 66,345 rentable square feet ("RSF") of space located on Floors 12 (Suite 1200), 14A, 14B, 15 and 16 (Suite 1601) of the Building as illustrated on Exhibit "A" attached hereto and by reference made a part hereof (hereinafter "Tenant's Existing Premises").

28.02    TERM

         The term of the Lease for Tenants Existing Premises shall begin on the first day of the month of February 1997 and shall terminate on July 31, 2002.

28.03    TENANT IMPROVEMENT ALLOWANCE FOR FLOOR SIXTEEN (SUITE
         1601).
         Landlord shall pay for the tenant improvements to the space in Suite 1601 (approximately 8,360 RSF) being leased up to a maximum cost of Sixty-seven Thousand One Hundred Sixty Dollars ($ 67,160.00). Landlord shall promptly reimburse Tenant the tenant improvement cost upon presentation of expenses and supporting backup material from Tenant's contractor with evidence of payment by the Tenant of all such costs.

         The tenant improvements shall be constructed in a good and workmanlike manner using materials of a similar quality as to be used in Tenant's Existing Premises. Tenant shall exercise its best reasonable efforts to prevent the filing of a mechanics' or materialman's lien on Suite 1601 and/or Landlord's Building. If such a lien should be filed, Tenant shall promptly notify Landlord of such a filing, and either cause the lien(s) to be released or post a bond for the benefit of Landlord in the twice amount of the lien(s) if Tenant contests the validity of the filed lien.

         Suite 1601 shall be available for tenant improvement construction on January 1, 1997. The rental commencement date for Suite 1601 shall be February 1, 1997.

28.04    RENTAL

         The monthly rental for Tenant's Existing Premises (66,345 RSF) shall be calculated and payable in accordance with the terms and provisions of Article
4.00 of the Lease, and shall be paid as follows:


                                                                RENTAL                           MONTHLY
PERIOD OF TERM                                                RATES PER RSF                      RENTAL
-------------------------------------------------------------------------------------------------------------
February 1, 1997 thru January 31, 1998                         $ 10.80                         $ 59,710.50
February 1, 1998 thru January 31, 2000                         $ 11.25                         $ 62,198.44
February 1, 2000 thru July 31, 2002                            $ 11.75                         $ 64,962.81

28.05        TENANT TO LEASE THE REMAINING SPACE LOCATED ON FLOOR
             SIXTEEN.

             In the event this Lease is then in effect and Tenant is not in default, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the remaining 8,388 RSF on Floor 16, pursuant to the terms and provisions to this Lease, as illustrated on Exhibit "D" hereto (hereinafter the "Additional Sixteenth Floor Premises"). Additional Sixteenth Floor Premises shall be as follows:

(a) Additional Sixteenth Floor Premises shall be available for tenant improvement construction on January 1, 1998.

(b) Landlord shall pay for the tenant improvements to Additional Sixteenth Floor Premises (approximately 8,388 RSF) being leased up to a maximum cost of Three Dollars ($3.00) per square foot or Twenty-five Thousand One Hundred Sixty-four Dollars ($25,164.00). Landlord shall promptly reimburse Tenant the tenant improvement cost upon presentation of expenses and supporting backup material from Tenant's contractor with evidence of payment by the Tenant of all such costs.

(c) The tenant improvements shall be constructed in a good and workmanlike manner using materials of a similar quality as to be used in the Additional Sixteenth Floor Premises. Tenant shall exercise its best reasonable efforts to prevent the filing of a mechanics' or materialman's lien on Additional Sixteenth Floor Premises and/or Landlord's Building. If such a lien should be filed, Tenant shall promptly notify Landlord of such a filing, and either cause the lien(s) to be released or post a bond for the benefit of Landlord in twice the amount of the lien(s) if Tenant contests the validity of the filed lien.

(d) The rental commencement date for Tenant to Lease Subject Premises shall be February 1, 1998.

28.06        RENTAL RATE FOR TENANT TO LEASE SUBJECT PREMISES.

             The monthly rental for Tenant to Lease Subject Premises (8,388 RSF) shall be calculated and payable in accordance with the terms and provisions of
Article 4.00 of the Lease, and shall be paid as follows:

                                                 RENTAL                       MONTHLY
PERIOD OF TERM                                RATE PER RSF                    RENTAL
--------------------------------------------------------------------------------------
February 1, 1998 thru. January 31, 2000         $ 11.25                   $ 7,863.75
February 1, 2000 thru. July 31, 2002            $ 11.75                   $ 8,213.25



28.07        TENANT'S ADDITIONAL RIGHT TO REMAINING SPACE LOCATED ON
             FLOOR TWELVE.

             ADDITIONAL RIGHT. In the event this Lease is then in effect, Tenant is not in default and, Tenant has leased all of Floor 16, Tenant shall have the Additional Right to lease the remaining 8,907 RSF of space on Floor 12, pursuant to the terms and provisions of Article 28.00 to this Lease, as illustrated on Exhibit "E" hereto (hereinafter the "Premises Subject to Tenant's Additional Right"). Tenant's rights herein granted shall be as follows:

(a) Tenant's Additional right is subject to the expiration of Landlord's lease with National Processing Corporation ("National"), the current occupant of the remaining space on Floor 12. Landlord shall not extend National's lease beyond December 31, 1998 provided Tenant has given Landlord written notice to exercise the Additional Right no later than June 1, 1998.

(b) If Tenant elects to lease the Premises Subject to Tenant's Additional Right, Tenant shall notify Landlord, in writing, and the parties shall execute forthwith an addendum to this Lease setting forth the terms and provisions relative to the leasing of the Premises Subject to Tenant's Additional Right. The addendum to the Lease shall provide for a commencement date of February 1, 1999 and a termination date of July 31, 2002.

(c) Tenant shall pay for the tenant improvements to the space in Premises Subject to Tenant's Additional Right (approximately 8,907 RSF) being leased.

(d) The tenant improvements shall be constructed in a good and workmanlike manner using materials of a similar quality as to be used in the Premises Subject to Tenant's Additional Right. Tenant shall exercise its best reasonable efforts to prevent the filing of a mechanics' or materialman's lien on Premises Subject to Tenant's Additional Right and/or Landlord's Building. If such a lien should be filed, Tenant shall promptly notify Landlord of such a filing, and either cause the lien(s) to be released or post a bond for the benefit of Landlord in twice the amount of the lien(s) if Tenant contests the validity of the filed lien.

(e) This Additional Right if not exercised for lease commencement by June 1, 1998 shall expire.

28.08        RENTAL RATE FOR PREMISES SUBJECT TO TENANT'S ADDITIONAL
             RIGHT.

             The monthly rental for Premises Subject to Tenant's Additional Right (8,907 RSF) shall be calculated and payable in accordance with the terms and provisions of Article 4.00 of the Lease, and shall be paid as follows:

                                                 RENTAL             MONTHLY
PERIOD OF TERM                                RATE PER RSF           RENTAL
-------------------------------------------------------------------------------------
February 1, 1999 thru. January 31, 2000       $ 11.25               $ 8,350.31
February 1, 2000 thru. July 31, 2002          $ 11.75               $ 8,721.44


28.09        TENANT IMPROVEMENT FOR TENANT'S EXISTING PREMISES.

             In the event this Lease is then in effect and not in default, Tenant shall request from

Landlord in writing, on or before October 1, 1999, tenant improvements for Tenant's Existing Premises, not including Suite 1601, (approximately 57,985
RSF) for such items as new carpet and painting of Tenant's Existing Premises. Such improvements shall be mutually agreed upon by Landlord and Tenant. Any cost above the tenant improvement allowance shall be prorated over the remaining term of the Lease beginning February 1, 2000 through July 31, 2002 plus one percent over Citibank Base Rate. Tenant shall pay Landlord for tenant improvements on a monthly basis computed as follows:

   Tenant Improvement Cost + (Tenant Improvement Cost x Citibank, New York
                                               Base Rate + 1.00%)
--------------------------------------------------------------------------------
                                  30 months

        Tenant shall pay to Landlord beginning February 1, 2000 the monthly payment for the tenant improvement costs.

        Tenant may perform the work itself, subject to additional reimbursement from Landlord (but with Tenant subsequent reimbursement to Landlord as above provided). In such event, the tenant improvements shall be constructed in a good and workmanlike manner using materials of a similar quality as to be used in Tenant's Existing Premises. Tenant shall exercise its best reasonable efforts to prevent the filing of a machanics' or materialman's lien on Tenant's Existing Premises and/or Landlord's Building. If such a lien should be filed, Tenant shall promptly notify Landlord of such a filing, and either cause the lien(s) to be released or post a bond for the benefit of Landlord in twice the amount of the lien(s) if Tenant contests the validity of the filed lien.

** Landlord shall provide up to $125,000 for tenant improvements in tenants existing premises.

28.10   TENANT'S REQUEST FOR ADDITIONAL SPACE

        Because of future expansion(s) of Tenant's business, Tenant, from time to time, may require rental space in addition to Tenant's Existing Premises, Floor 16 and the remaining portion of Floor 12. If Tenant shall require, from time to time, additional rental space because of the good faith intentions of Tenant to expand its business, Tenant, from time to time, shall notify Landlord, in writing, of Tenant's expansion requirements and request that Landlord lease to it additional space in the Building (Tenant's Request for Additional Space). No Tenant's Request for Additional Space shall be for less than 8,106 RSF. Landlord shall use its reasonable efforts to satisfy Tenant's space requirements.

        The terms and provisions for Tenant's Request for Additional Space shall be the terms and rental rates per RSF prevailing for rental of office space in the suburban Louisville office rental market for similar type space as the Tenant's Request for Additional Space, the rental rate to be increased to reflect the cost of any Tenant improvements agreed to by landlord.

28.11   EXTENSION OF TERM OF LEASE FOR TENANT'S EXISTING PREMISES
        AND EXPANSION PREMISES AS PROVIDED IN LEASE.

        Tenant and landlord shall meet between May 1, 2000 and July 31, 2000 to consider a Lease extension, provided neither party shall be obligated to enter into any such lease extension.

Any extension shall be at prevailing market rates (not to exceed $14.75 per RSF) and the terms shall be acceptable to both parties. If the Lease extension is not executed by July 31, 2000, Landlord shall have the right to begin leasing activities for tenant's space for occupancy at the end of this Lease term.

If Tenant and Landlord do not agree to an extension of this Lease on or before July 31, 2000, Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business, to show the Premises to persons wishing to lease them. Landlord shall whenever possible, except in an emergency, consult with OR give reasonable notice to Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of Rent.

28.12    SIGN TO BE CONSTRUCTED WHICH PUBLICIZES TENANT'S OCCUPANCY OF THE
         PREMISES,
         Landlord agrees, at the sole cost and expense of Tenant, to construct and maintain a sign on the face of the Building stating its name or logo. Tenant agrees to pay the total cost and expense to construct and maintain said sign. The sign shall be subject to the approval of Landlord as to the size, design, location, and specifications, which approval will not be unreasonably withheld. The obligations of Landlord herein shall be conditioned upon Tenant's being able to obtain approval from appropriate regulatory agencies for the construction of such sign.

28.13 LANDLORD TO INSTALL SPRINKLER SYSTEM IN TENANT'S EXISTING PREMISES Landlord shall be PERMITTED to install, at Landlord's sole cost and expenses, a sprinkler system in Tenant's Existing Premises which do not have a sprinkler system, installation to be coordinated with Tenant. Landlord shall cause the installation of the sprinkler system in Tenant's Existing Premises to be completed before December 31, 1998.

28.14    EXCLUSIONS FROM OPERATING EXPENSES.
         EXCLUSIONS FROM OPERATING EXPENSES. For purposes of this Lease, And notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

1. costs of alterations, additions, capital improvements and replacements, equipment replacements, capital equipment and capital tools, and other items which under generally accepted accounting principles are properly classified as capital expenditures.

2. costs (including permit, license and inspection fees) incurred in renovating, improving, painting or decorating other than in Common Areas of the Project;

3. any tenant leasehold improvements work performed or alteration of space leased to Tenant or other Tenant or other tenants or occupants of the Building, including costs of space planning for such space, whether such work, alteration or space planning is performed for the initial occupancy by such tenant or occupant or thereafter;

4. any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in
         Article 28.14(2,3) above;

5.       ground rent;

6.       depreciation or amortization

7. repairs necessitated by the gross negligence of Landlord or required to cure violations of laws in effect on the date of this Lease;

8. interest on indebtedness or any costs of financing or refinancing the Building, Building equipment, or Building improvements, replacements, or repairs;

9. compensation paid to officers, executives or administrative personnel of Landlord above the level of building manager (but it is understood that the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses);

10.      leasing commissions and advertising, marketing and promotion expenses;

11. legal fees or other professional consulting fees arising out of the construction of the improvements on the Land or the negotiation, preparation or enforcement of the provisions of any lease affecting the Land or Project, including this Lease;

12. taxes and assessments imposed on the personal property of the tenants of the Building;

13. cost of repairs incurred by reason of fire or other casualty or condemnation; provided, however, Operating Expenses shall include reasonable deductible amounts under policies maintained by Landlord;

14. the cost of any work or services performed for HVAC or electricity supplied to any tenant of the Building which shall exceed the greater of (a) the cost of the standard amount or level of such work, service, electricity or HVAC available or furnished to other tenants in the Building or (b) the cost of the amount or level of work, services, electricity or HVAC made available by Landlord to Tenant under this Lease;

15. "takeover expenses" (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Project);

16. any amounts payable to Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of operating costs;

17. any improvements installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for the obtaining or renewal of or any space therein;

18. any cost representing an amount paid for services or materials to a related Person to the extent such amount exceeds the amount that would be paid for such services such services or materials at the then existing market rates to an unrelated Person;

19. if any taxes paid by Landlord and previously included in Operating Expenses are under the Lease has occurred and is continuing, and Tenant paid Tenant's Forecast Additional Rental for the period to which such refund relates, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant's proportionate share in effect for the period to which such relates. In the event any third party who is not a tenant of the Building pays any amount to Landlord comprising an item of Operating Expenses, then such amount shall be deducted from Operating Expenses, if such amount was included in Operating Expenses;

20.      the cost of correcting defect in construction;

21. the cost of overtime or other expense to Landlord in curing its defaults;

22. any costs or expenses (including fines, penalties, interest and legal fees) incurred due to the violation of or failure to timely comply by Landlord, or any tenant or other occupant of the Building, with the terms and conditions of any lease pertaining to the Project or any Legal Requirement to the extent such violation or failure;

23.      mark-ups on electricity in excess of Landlord's costs therefor;

24. costs of any extraordinary cleanup, containment, abatement, removal or Remediation of Hazardous Substances;

25. the cost of correcting any code violations in the Project which are violations of applicable codes as of the date hereof;

26. any subsidy or other payment made to any tenant or vendor in the Building to subsidized that tenant's or vendor's expenses, gross revenues, profits or the like;

27.      any bad debt loss, rent loss or reserves for bad debts or rent loss;

28. the cost of any item, service or repair to the extent that such cost is paid under any warranty, guaranty or insurance policy maintained or held by Landlord;

29. any increase in the cost of insurance attributable to the particular activities of any tenant which increases the cost of any fire, extended coverage or any other insurance policy covering the Project; and

30.      accrual of reserves for future repair or replacement costs.


28.15    MISCELLANEOUS.
1.       LANDLORD NOT TO LEASE SPACE UNION OF A NIGHT CLUB.
         So long as this Lease shall remain in full force and effect, Landlord shall not lease any space in the Building to anyone for use in the operation of a night club, or any establishment with live entertainment and the serving of alcoholic beverage, or any similar type of operation. Further, Landlord shall not permit the operation of a night club, or any establishment with live entertainment and the serving of alcoholic beverages, or any similar type of operation, in any portion of the Building. If the provisions of this Section 28.15(1) of this Lease shall be violated, Tenant shall have, in addition to all other legal and equitable remedies provided it by the laws of Kentucky, the right to injunctive relief, in any Kentucky court of competent jurisdiction, to enforce the provisions of this
    Section 28.15(1).

2.       PARTIES TO ACT REASONABLY AND IN GOOD FAITH,
         In all aspects of their dealings in connection with the Lease, or as subsequently amended and modified, the parties shall act reasonably and in good faith.

3.       HAZARDOUS WASTE LANGUAGE,
         To the best of Lessor's knowledge there is no asbestos or hazardous materials in or about the building. If at some future date it is determined there is, then the removal of such asbestos or hazardous material will be at Lessor's sole cost and expense.

4.       ADA LANGUAGE
         To the best of Lessor's knowledge the building complies with all applicable requirements of the American With Disabilities Act ("ADA"). If at some future date it does not comply, then such compliance will be at Lessor's sole cost and expense.

28.16    TERMINATION OF THE ORIGINAL LEASE,
         The Original Lease dated August 17, 1990 and all Addenda thereto shall be and are hereby terminated upon the execution of this Lease by both parties.

                                  EXHIBIT "A"


                           Layout of Building Floors



                                    TWELFTH


                                   FOURTEEN A


                                  FOURTEENTH B


                                   FIFTEENTH


                                   SIXTEENTH

                                 EXHIBIT "B"




       Being Lot 4, WATTERSON CITY SUBDIVISION, Section 1,

       Plat of which is recorded in Plat and Subdivision Book 21,

       Page 4 in the Office of the Clerk of the County Court of

       Jefferson County, Kentucky

1. No advertisment, sign, lettering, notice or device shall be placed in or upon Premises or Building, including windows, walls and exterior doors, except such as may be approved in writing by Landlord and then only for and during the term of the lease.

2. Lettering upon the directory board and the doors shall be made by the sign company designated by Landlord, but the cost shall be paid by Tenant. The directories of Building will be provided exclusively for the display of the name and location of tenants and their manager or representative only, and Landlord reserves the right to exclude any other names therefrom.

3. No additional locks shall be placed upon any doors or Premises, and Tenant agrees not to have any duplicate keys made without the consent of Landlord. It more than two keys for any door lock are desired, such additional keys shall be paid for by Tenant. Upon termination of this Lease, Tenant shall surrender all keys.

4. No furniture, freight, supplies not carried by hand or equipment of any kind shall be brought into or removed from Building without the consent of Landlord. Landlord shall have the right to limit the weight and size and to designate the position of all safes and other heavy property brought into Building. Such furniture, freight, equipment, safes and other heavy property shall be moved in or out of Building only at the times and in the manner permitted by Landlord. Landlord will not be responsible for loss of or damage to any of the items above referred to, and all damage done to Premises or Building by moving or maintaining any of such items shall be repaired at the expense of Tenant. Any merchandise not capable of being carried by hand shall utilize hand trucks equipped with rubber tires and rubber side guards.

5. The entrances, corridors, stairways and elevators shall not be obstructed by Tenant, or used for any other purpose than ingress or egress to and from Premises. Tenant shall not bring Into or keep any animal within Building, or any bicycle or other type of vehicle.

6. Tenant shall not disturb other occupants of Building by making any undue or unseemly noise, or otherwise. Tenant shall not, without Landlord's written consent, install or operate in or upon Premises any machine or machinery causing noise or vibration perceptible outside Premises, electric heater, stove or machinery of any kind, or carry on any mechanical business thereon, or keep or use thereon oils, burning fluids, camphene, kerosene, naphtha, gasoline or other combustible materials. No explosives shall be brought into Building.

7. Tenant shall not mark, drive nails, screw or drill into woodwork or plaster, paint or in any way deface Building or any part thereof or Premises or any part thereof, or fixtures therein. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be borne by Tenant.

8. Canvassing, soliciting and peddling in Building are prohibited and each Tenant shall cooperate to prevent such activity.

9. The requirements of Tenant will be attended to only upon application at the office of Building. Building employees shall not perform any work or do anything outside of their regular duties, except on issuance of special instructions from the office of Building. If Building employees are made available for the assistance of any tenants, Landlord shall be paid for their services by such Tenant at reasonable hourly rates. No Building employee will admit any person (Tenant or otherwise) to any office without specific instructions from the office of Building.


10. Landlord reserves the right to close and keep locked all entrances and exit doors of Building on Sundays, legal holidays, and between the hours of 7:00 p.m. of any day and 7:00 a.m. of the following day, and during such further hours as Landlord may deem advisable for the adequate protection of Building and the property of the Tenants.

11. If Landlord utilizes an outside agency to control access to Building when it is locked, Tenant shall pay a reasonable charge each time this access service is used. Landlord assumes no responsibility for and shall not be liable for any damage resulting from any error in regard to any identification of Tenant or its employees and from admission to or exclusion from Building by such outside agency.

12. Landlord shall, at its cost and expense, operate the air conditioning system from 8:00 a.m. until 6:00 p.m. on business days, except on Saturdays, when the hours shall be from 8:00 a.m. to 1:00 P. M.

13. Landlord shall supply janitor services throughout the Building, excepting those Tenants who have agreed to provide their own janitorial service.


                                    EXHIBIT C

14. Tenant shall exercise care and caution to insure that all water faucets or water apparatus, electricity and gas are carefully and entirely shutoff and all windows closed before Tenant or its employees leave Building, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of Building arising from Tenant's failure to observe this provision.

15. Landlord reserves the right to exclude or expel from Building any person who, in the judgement of Landlord, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of Building.

16. Landlord reserves the right to make such other and further reasonable regulations as in its judgement may from time to time be needed or desireable for the safety, care and cleanliness of Premises or Building and the preservation of good order therein.

17. Tenant and its employees, representatives and invitees shall have the right at such time(s) when the Building is open to park their respective vehicles upon the parking lot in the manner as the Landlord may provide, however, Tenant, employees, representatives and invitees shall not store overnight or otherwise park any vehicles in the parking lot.

18. Tenant and it's employees, representatives, and invitees shall not cause a deposit or accumulation of litter in the common areas of the Building including the corridors, lobby, parking lot, and landscaped areas. Any tenant permitting littering by any of it's employees, representatives, and invitees shall be separately charged for the actual additional cost of removing such litter.





/s/ Ia & Mury                                /s/ Randolph G. Brown
---------------------------                  ----------------------------------
Landlord                                     Tenant
                                             Randolph G. Brown
                                             Co-Chairman

                                 EXHIBIT "D"


                          Layout of Building Floors


                                  SIXTEENTH

                                 EXHIBIT "E"


                          Layout of Building Floors


                                   TWELFTH